Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Heritage Financial Group, Inc. pertaining to the Heritage Financial Group, Inc. 2011 Equity Incentive Plan, of our report on the consolidated financial statements of Heritage Financial Group dated March 31, 2011, which appear in the Form 10-K of Heritage Financial Group, Inc. filed on March 31, 2011.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
June 27, 2011